Exhibit 99.1
Grid Dynamics Reports Second Quarter 2023 Financial Results
Record GAAP Net Income of $2.6 million and Revenue of $77.3 million
San Ramon, Calif. August 3, 2023 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or “Company”), a leader in enterprise-level digital transformation, today announced results for the second quarter ended June 30, 2023.
We are very pleased to report the second quarter 2023 revenue of $77.3 million. Our non-retail industry verticals represented 66.3% of revenue in the second quarter of 2023, a decrease of 6.2% on a sequential basis and 1.1% on a year-over-year basis. Totaling 33.7% of our second quarter revenue, Retail was our largest vertical and grew 2.5% and 2.3% on a sequential and year-over-year basis, respectively. Our Technology, Media and Telecom (“TMT”) vertical, at 31.2% of our second quarter revenue, decreased 10.1% on a sequential basis and grew 3.0% on a year-over-year basis. Our Finance vertical, representing 8.7% of our second quarter revenue, grew 3.6% on a sequential basis and 33.7% on a year-over-year basis and this was largely due to growth from Financial Technology customers and new logos. Our CPG and Manufacturing vertical, representing 14.1% of our second quarter revenue, a decrease of 14.0% and 32.4% on a sequential basis and a year-over-year basis, respectively.

“I am excited with our achievements in the second quarter. During the quarter we signed several large enterprise customers including a global consumer healthcare company, leading digital payment services company, and a global hotel and hospitality chain. We are witnessing significant interest from our customers to work with us on AI projects. We completed nine AI projects in the quarter and are involved with over 20 enterprise customers on AI initiatives. We also announced a significant global partnership with Google Cloud to develop and implement innovative Generative AI solutions. This partnership is a reflection of Grid Dynamic’s leadership position in AI. Also, as part of our GigaCube initiative, we added domain experts across the automotive, pharma, and insurance verticals. We believe these additions will strengthen our capabilities and drive growth. Finally, we significantly exceeded our second quarter profitability guidance,” said Leonard Livschitz, CEO.

Second Quarter of 2023 Financial Highlights
•Total revenue was $77.3 million, flat on a year-over-year basis.
•GAAP gross profit was $28.3 million or 36.6% of revenue in the second quarter of 2023, compared to GAAP gross profit of $28.9 million or 37.3% of revenue in the second quarter of 2022. Non-GAAP gross profit was $28.8 million or 37.3% of revenue in the second quarter of 2023, compared to Non-GAAP gross profit of $29.1 million or 37.7% of revenue in the second quarter of 2022.
•GAAP Net income attributable to common stockholders was $2.6 million, or $0.03 per share, based on 75.1 million basic weighted-average common shares outstanding in the second quarter of 2023, compared to GAAP Net loss of $13.2 million, or $(0.20) per share, based on 67.1 million basic weighted-average common shares outstanding in the second quarter of 2022. Non-GAAP Net income was $7.0 million, or $0.09 per diluted share, based on 76.9 million diluted weighted-average common shares outstanding in the second quarter of 2023, compared to Non-GAAP Net income of $8.2 million, or $0.12 per diluted share, based on 69.9 million diluted weighted-average common shares outstanding in the second quarter of 2022.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $12.0 million in the second quarter of 2023 compared to Non-GAAP EBITDA of $13.3 million in the second quarter of 2022.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $22.6 million for the six months ended June 30, 2023, compared to cash provided by operating activities of $15.3 million for the six months ended June 30, 2022.
•Cash and cash equivalents totaled $246.2 million as of June 30, 2023, compared to $256.7 million as of December 31, 2022.
•Total headcount was 3,862 as of June 30, 2023, compared with 3,763 employees as of June 30, 2022.
Financial Outlook
•The Company expects its third-quarter outlook to be similar to the second quarter outlook provided in May 2023 for both revenue and Non-GAAP EBITDA. Revenue in the third quarter of 2023 is expected to be between $76 million and $78 million and Non-GAAP EBITDA is expected to be between $10 million and $11 million.
•For the third quarter of 2023, we expect our basic share count to be in the 75-76 million range and diluted share count to be in the 78-79 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the third quarter of 2023 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, restructuring expenses and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, August 3, 2023 to discuss its second quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q2@2023.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides a range of digital transformation consulting and implementation services that includes artificial intelligence, big data, analytics, search, cloud and DevOps. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the globe, including US, Europe, UK, India, Mexico and Jamaica.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed August 3, 2023 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$77,342	$77,335	$157,422	$148,745
Cost of revenues	49,037	48,474	100,542	93,105
Gross profit	28,305	28,861	56,880	55,640

Operating expenses
Engineering, research, and development	3,273	3,840	7,476	6,936
Sales and marketing	5,963	5,132	11,597	9,347
General and administrative	17,735	30,738	42,465	50,003
Total operating expenses	26,971	39,710	61,538	66,286

Income/(loss) from operations	1,334	(10,849)	(4,658)	(10,646)
Other income/(expenses)	3,008	(626)	4,690	(1,326)
Income/(loss) before income taxes	4,342	(11,475)	32	(11,972)
Provision for income taxes	1,715	1,711	5,375	3,881
Net income/(loss)	$2,627	$(13,186)	$(5,343)	$(15,853)

Foreign currency translation adjustments, net of tax	1,403	(782)	1,898	(1,065)
Comprehensive income/(loss)	$4,030	$(13,968)	$(3,445)	$(16,918)

Income/(loss) per share
Basic	$0.03	$(0.20)	$(0.07)	$(0.24)
Diluted	$0.03	$(0.20)	$(0.07)	$(0.24)

Weighted average shares outstanding
Basic	75,145	67,136	74,804	67,028
Diluted	76,850	67,136	74,804	67,028

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$246,176	$256,729
Accounts receivable, net of allowance of $524 and $443 as of June 30, 2023 and December 31, 2022, respectively	48,804	48,358
Unbilled receivables	8,079	5,591
Prepaid income taxes	9,224	4,294
Prepaid expenses and other current assets	9,189	8,154
Total current assets	321,472	323,126
Property and equipment, net	10,024	8,215
Operating lease right-of-use assets, net	11,203	7,694
Intangible assets, net	28,641	20,375
Goodwill	54,633	45,514
Deferred tax assets	3,734	4,998
Other noncurrent assets	1,531	1,224
Total assets	$431,238	$411,146

Liabilities and equity
Current liabilities
Accounts payable	$5,302	$3,897
Accrued compensation and benefits	20,832	13,065
Accrued income taxes	14,215	10,718
Operating lease liabilities, current	4,154	2,505
Accrued expenses and other current liabilities	8,967	8,525
Total current liabilities	53,470	38,710
Deferred tax liabilities	3,524	3,756
Operating lease liabilities, noncurrent	7,682	5,636
Total liabilities	64,676	48,102
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 75,333,893 and 74,156,458 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	384,969	378,006
Accumulated deficit	(19,464)	(14,121)
Accumulated other comprehensive income/(loss)	1,050	(848)
Total stockholders’ equity	366,562	363,044
Total liabilities and stockholders’ equity	$431,238	$411,146

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(5,343)	$(15,853)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,777	3,280
Operating lease right-of-use assets amortization expense	1,419	1,431
Bad debt expense	113	132
Debt issuance cost amortization	45	20
Deferred income taxes	(1,203)	(731)
Change in fair value of contingent consideration issued for acquisition of business	(2,554)	—
Stock based compensation	20,410	25,048
Changes in assets and liabilities:
Accounts receivable	1,418	(5,454)
Unbilled receivables	(1,826)	(124)
Prepaid income taxes	(4,791)	(587)
Prepaid expenses and other current assets	(755)	(3,302)
Accounts payable	1,187	1,341
Accrued compensation and benefits	6,829	7,947
Operating lease liabilities	(1,279)	(1,642)
Accrued income taxes	3,116	3,078
Accrued expenses and other current liabilities	2,016	738
Net cash provided by operating activities	22,579	15,322
Cash flows from investing activities
Purchase of property and equipment	(3,753)	(3,213)
Purchase of investment	—	(1,000)
Acquisition of business, net of cash acquired	(17,830)	—
Net cash used in investing activities	(21,583)	(4,213)
Cash flows from financing activities
Payments of tax obligations resulted from exercises of stock options, net of proceeds	(56)	830
Payments of tax obligations resulted from net share settlement of vested stock awards	(13,391)	(3,086)
Payment of contingent consideration related to previously acquired businesses	—	(1,933)
Proceeds from debt	—	5,000
Repayment of debt	—	(5,000)
Debt issuance costs	—	(201)
Net cash used in financing activities	(13,447)	(4,390)
Effect of exchange rate changes on cash and cash equivalents	1,898	(1,065)
Net increase/(decrease) in cash and cash equivalents	(10,553)	5,654
Cash and cash equivalents, beginning of period	256,729	144,364
Cash and cash equivalents, end of period	$246,176	$150,018

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8,142	$1,880
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$932	$—

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$77,342	$77,335	$157,422	$148,745
Cost of revenue	49,037	48,474	100,542	93,105
GAAP gross profit	28,305	28,861	56,880	55,640
Stock-based compensation	520	272	980	521
Non-GAAP gross profit	$28,825	$29,133	$57,860	$56,161

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income/(loss)	$2,627	$(13,186)	$(5,343)	$(15,853)
Adjusted for:
Depreciation and amortization	2,132	1,691	3,777	3,280
Provision for income taxes	1,715	1,711	5,375	3,881
Stock-based compensation	7,153	16,387	20,410	25,048
Transaction and transformation-related costs(1)	295	—	1,083	—
Geographic reorganization(2)	531	6,053	1,222	6,975
Restructuring costs(3)	540	—	983	—
Other (income)/expense, net(4)	(3,008)	626	(4,690)	1,326
Non-GAAP EBITDA	$11,985	$13,282	$22,817	$24,657
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first half of 2023. Our restructuring costs comprised of severance charges and respective taxes.
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income/(loss)	$2,627	$(13,186)	$(5,343)	$(15,853)
Adjusted for:
Stock-based compensation	7,153	16,387	20,410	25,048
Transaction and transformation-related costs (1)	295	—	1,083	—
Geographic reorganization (2)	531	6,053	1,222	6,975
Restructuring costs(3)	540	—	983	—
Other (income)/expense, net(4)	(3,008)	626	(4,690)	1,326
Tax impact of non-GAAP adjustments(5)	(1,142)	(1,650)	(146)	(2,318)
Non-GAAP Net Income	$6,996	$8,230	$13,519	$15,178
Number of shares used in the GAAP Diluted EPS	76,850	67,136	74,804	67,028
GAAP Diluted EPS	$0.03	$(0.20)	$(0.07)	$(0.24)
Number of shares used in the Non-GAAP Diluted EPS	76,850	69,909	77,046	70,126
Non-GAAP Diluted EPS	$0.09	$0.12	$0.18	$0.22
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first half of 2023. Our restructuring costs comprised of severance charges and respective taxes.
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended June 30,
	2023	% of revenue	2022	% of revenue
Retail	$26,032	33.7%	$25,452	32.9%
Technology, Media and Telecom	24,096	31.2%	23,391	30.2%
CPG/Manufacturing	10,872	14.1%	16,090	20.8%
Finance	6,748	8.7%	5,049	6.5%
Other	9,594	12.3%	7,353	9.6%
Total	$77,342	100.0%	$77,335	100.0%

	Six Months Ended June 30,
	2023	% of revenue	2022	% of revenue
Retail	$51,428	32.7%	$48,759	32.8%
Technology, Media and Telecom	50,907	32.3%	44,835	30.1%
CPG/Manufacturing	23,518	14.9%	31,069	20.9%
Finance	13,263	8.4%	9,576	6.4%
Other	18,306	11.7%	14,506	9.8%
Total	$157,422	100.0%	$148,745	100.0%